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                                                                      EXHIBIT 23









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and Stockholders
Pall Corporation:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-132407, 333-121547, 333-111218, 333-111212, 333-76976,
333-51090, 333-87655, 333-82469, 333-68371, 033-64751) and on Form S-3 (Nos.
333-104595, 333-18971 and 033-57507) of Pall Corporation and subsidiaries of our reports dated October 12, 2006, with respect to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of July 31, 2006 and the effectiveness of internal control over financial reporting as of July 31, 2006, which reports appear in the July 31, 2006 annual report on Form 10-K of Pall Corporation.




                                              /s/ KPMG LLP
                                                  --------------------
                                                  KPMG LLP


Melville, New York
October 12, 2006